                                                                     Exhibit 4.1

================================================================================




                                CREDIT AGREEMENT


                         dated as of December 17, 1999,



                                      among



                          CITADEL BROADCASTING COMPANY,


                       CITADEL COMMUNICATIONS CORPORATION,


                            THE LENDERS NAMED HEREIN


                                       and


                           CREDIT SUISSE FIRST BOSTON,

           as Lead Arranger, Administrative Agent and Collateral Agent


                           ---------------------------


                           FINOVA CAPITAL CORPORATION,

                                Syndication Agent


                           FIRST UNION NATIONAL BANK,

                                       and

                               FLEET NATIONAL BANK

                              Documentation Agents


================================================================================
                                                        [CS&M Ref No. 5865-055]

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms..............................................................................2
SECTION 1.02. Terms Generally...........................................................................23
SECTION 1.03. Classification of Loans and Borrowings....................................................24

                                   ARTICLE II

                                   The Credits
SECTION 2.01. Commitments...............................................................................24
SECTION 2.02. Loans.....................................................................................24
SECTION 2.03. Borrowing Procedure.......................................................................26
SECTION 2.04. Evidence of Debt; Repayment of Loans......................................................26
SECTION 2.05. Fees......................................................................................27
SECTION 2.06. Interest on Loans.........................................................................28
SECTION 2.07. Default Interest..........................................................................28
SECTION 2.08. Alternate Rate of Interest................................................................29
SECTION 2.09. Termination and Reduction of Commitments..................................................29
SECTION 2.10. Conversion and Continuation of Borrowings.................................................29
SECTION 2.11. Repayment of Term Borrowings..............................................................31
SECTION 2.12. Prepayment................................................................................32
SECTION 2.13. Mandatory Prepayments.....................................................................32
SECTION 2.14. Reserve Requirements; Change in Circumstances.............................................33
SECTION 2.15. Change in Legality........................................................................35
SECTION 2.16. Indemnity.................................................................................35
SECTION 2.17. Pro Rata Treatment........................................................................36
SECTION 2.18. Sharing of Setoffs........................................................................36
SECTION 2.19. Payments..................................................................................37
SECTION 2.20. Taxes.....................................................................................37
SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
                           Duty to Mitigate.............................................................38
SECTION 2.22. Letters of Credit.........................................................................39
SECTION 2.23. Increase in Revolving Credit Commitments..................................................43
SECTION 2.24. Increase in Term Loan Commitments.........................................................44
SECTION 2.25. Extension of Maturity Date................................................................46

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers......................................................................46
SECTION 3.02. Authorization.............................................................................46
SECTION 3.03. Enforceability............................................................................47
SECTION 3.04. Governmental Approvals....................................................................47
SECTION 3.05. Financial Statements......................................................................47

SECTION 3.06. No Material Adverse Change................................................................47
SECTION 3.07. Title to Properties; Possession Under Leases..............................................47
SECTION 3.08. Subsidiaries..............................................................................47
SECTION 3.09. Litigation; Compliance with Laws..........................................................47
SECTION 3.10. Agreements and Licenses...................................................................49
SECTION 3.11. Federal Reserve Regulations...............................................................49
SECTION 3.12. Investment Company Act; Public Utility Holding Company Act................................49
SECTION 3.13. Use of Proceeds...........................................................................49
SECTION 3.14. Tax Returns...............................................................................49
SECTION 3.15. No Material Misstatements.................................................................49
SECTION 3.16. Employee Benefit Plans....................................................................50
SECTION 3.17. Environmental Matters.....................................................................50
SECTION 3.18. Insurance.................................................................................51
SECTION 3.19. Security Documents........................................................................51
SECTION 3.20. Location of Real Property and Leased Premises.............................................52
SECTION 3.21. Labor Matters.............................................................................52
SECTION 3.22. Solvency..................................................................................52
SECTION 3.23. Year 2000.................................................................................52
SECTION 3.24. Ranking...................................................................................53

                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01. All Credit Events.........................................................................53
SECTION 4.02. First Credit Event........................................................................54

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties......................................................57
SECTION 5.02. Insurance.................................................................................57
SECTION 5.03. Obligations and Taxes.....................................................................58
SECTION 5.04. Financial Statements, Reports, etc........................................................59
SECTION 5.05. Litigation and Other Notices..............................................................60
SECTION 5.06. Employee Benefits.........................................................................61
SECTION 5.07. Maintaining Records; Access to Properties and Inspections.................................61
SECTION 5.08. Use of Proceeds...........................................................................61
SECTION 5.09. Compliance with Environmental Laws........................................................61
SECTION 5.10. Preparation of Environmental Reports......................................................61
SECTION 5.11. Further Assurances........................................................................61
SECTION 5.12. Interest Rate Protection..................................................................62

                                                                               3

                                   ARTICLE VI

                               Negative Covenants
SECTION 6.01. Indebtedness..............................................................................66
SECTION 6.02. Liens.....................................................................................67
SECTION 6.03. Sale and Lease-Back Transactions..........................................................68
SECTION 6.04. Investments, Loans and Advances...........................................................68
SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions.................................69
SECTION 6.06. Dividends and Distributions; Restrictions on Ability
                           of Subsidiaries to Pay Dividends.............................................70
SECTION 6.07. Transactions with Affiliates..............................................................71
SECTION 6.08. Capital Expenditures......................................................................71
SECTION 6.09. Consolidated Interest Coverage Ratio......................................................72
SECTION 6.10. Consolidated Fixed Charge Coverage Ratio..................................................72
SECTION 6.11. Maximum Consolidated Leverage Ratio.......................................................72
SECTION 6.12. Limitation on Modifications of Indebtedness; Modifications of
                           Certificate of Incorporation, By-laws and Certain Other
                           Agreements, etc..............................................................72
SECTION 6.13. Limitation on Creation of Subsidiaries....................................................73
SECTION 6.14. Hedging Agreements........................................................................73
SECTION 6.15. Internet Trade Out Transactions...........................................................73
SECTION 6.16. Business of Citadel, Borrower and Subsidiaries............................................73
SECTION 6.17. Fiscal Year...............................................................................73

                                   ARTICLE VII

Events of Default.......................................................................................74

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices...................................................................................79
SECTION 9.02. Survival of Agreement.....................................................................79
SECTION 9.03. Binding Effect............................................................................79
SECTION 9.04. Successors and Assigns....................................................................80
SECTION 9.05. Expenses; Indemnity.......................................................................83
SECTION 9.06. Right of Setoff...........................................................................84
SECTION 9.07. Applicable Law............................................................................84
SECTION 9.08. Waivers; Amendment........................................................................84
SECTION 9.09. Interest Rate Limitation..................................................................85
SECTION 9.10. Entire Agreement..........................................................................85
SECTION 9.11. WAIVER OF JURY TRIAL......................................................................85
SECTION 9.12. Severability..............................................................................86

SECTION 9.13. Counterparts..............................................................................86
SECTION 9.14. Headings..................................................................................86
SECTION 9.15. Jurisdiction; Consent to Service of Process...............................................86
SECTION 9.16. Confidentiality...........................................................................87



Schedule 1.01(a)            Existing Letters of Credit
Schedule 1.01(b)            Pending Acquisitions
Schedule 1.01(c)            Mortgaged Properties
Schedule 2.01               Lenders and Commitments
Schedule 3.04               Government Approvals
Schedule 3.07(c)            Title to Properties
Schedule 3.08               Subsidiaries
Schedule 3.09               Litigation
Schedule 3.10(b)            FCC Licenses
Schedule 3.17               Environmental Matters
Schedule 3.18               Insurance
Schedule 3.19(d)            Mortgage Offices
Schedule 3.20(a)            Real Property Owned In Fee
Schedule 3.20(b)            Leased Property
Schedule 6.01               Existing Indebtedness
Schedule 6.02               Existing Liens

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Borrowing Request
Exhibit D         Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E         Form of Subsidiary Guarantee Agreement
Exhibit F         Form of Parent Guarantee Agreement
Exhibit G         Form of Pledge Agreement
Exhibit H         Form of Security Agreement
Exhibit I-1       Form of Mortgage
Exhibit I-2       Form of Deed of Trust
Exhibit J-1       Form of Opinion of Eckert Seamans Cherin & Mellott, LLC, Special
                  Counsel for Citadel, the Borrower and CLI
Exhibit J-2       Form of Opinion of Lionel Sawyer & Collins, Nevada Counsel for
                  Citadel, the Borrower and CLI
Exhibit J-3       Form of Opinion of Local Counsel

                                            CREDIT AGREEMENT dated as of
                                    December 17, 1999, among CITADEL
                                    BROADCASTING COMPANY, a Nevada corporation
                                    (the "Borrower"), CITADEL COMMUNICATIONS
                                    CORPORATION, a Nevada corporation
                                    ("Citadel"), the Lenders (as defined in
                                    Article I), CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as issuing bank (in such capacity, an "Issuing Bank") as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, FINOVA Capital Corporation, as syndication agent (in such capacity, the "Syndication Agent") and First Union National Bank and Fleet National Bank, as documentation agents (in such capacity, the "Documentation Agents").

         The Borrower has requested the Lenders to extend credit in the form of
(a) Term Loans at any time during the Term Loan Availability Period, in an aggregate principal amount not in excess of $250,000,000, and (b) Revolving Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $150,000,000, in each case subject to increase in accordance with Sections 2.23 and 2.24. The Borrower has requested the Issuing Banks to issue letters of credit, (a) in an aggregate face amount at any time outstanding not in excess of $75,000,000 until March 31, 2000 and (b) thereafter in an aggregate face amount at any time outstanding not in excess of $50,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Term Loans will be used solely (a) to repay all amounts due and owing under the Existing Loan Agreement, (b) to finance a portion of the Pending Acquisitions, (c) in the case of Incremental Term Loans, to finance future Permitted Acquisitions and (d) to pay related fees and expenses. The proceeds of the Revolving Loans will be used solely for general corporate purposes, including for working capital, Capital Expenditures, to finance a portion of the Pending Acquisitions and to finance future Permitted Acquisitions.

         The Lenders are willing to extend such credit to the Borrower and the Issuing Banks are willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition Agreements" shall mean any asset purchase agreement, purchase agreement or exchange agreement entered into in connection with the Pending Acquisitions.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified, provided that for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns more than 5% of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread", "ABR Spread" or "Commitment Fee Percentage", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:

        CONSOLIDATED                 EURODOLLAR                                       COMMITMENT
       LEVERAGE RATIO                   SPREAD               ABR SPREAD             FEE PERCENTAGE
-----------------------------  ----------------------- ----------------------  ------------------------
Category 1
                                       2.500%                  1.500%                   0.500%
Greater than 7.00 to
1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 2
                                       2.250%                  1.250%                   0.500%
Greater than 6.50 to
1.00 but less than or
equal to 7.00 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 3
                                       2.000%                  1.000%                   0.500%
Greater than 6.00 to
1.00 but less than or
equal to 6.50 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 4
                                       1.625%                  0.625%                   0.375%
Greater than 5.50 to
1.00 but less than or
equal to 6.00 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 5
                                       1.500%                  0.500%                   0.375%
Greater than 5.00 to
1.00 but less than or
equal to 5.50 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 6
                                       1.250%                  0.250%                   0.250%
Greater than 4.50 to
1.00 but less than or
equal to 5.00 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 7
                                       1.000%                  0.000%                   0.250%
Greater than 4.00 to
1.00 but less than or
equal to 4.50 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------
Category 8
                                       0.875%                  0.000%                   0.250%
Greater than 3.50 to
1.00 but less than or
equal to 4.00 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------

        Consolidated                 Eurodollar                                       Commitment
       Leverage Ratio                  Spread               ABR Spread              Fee Percentage
-----------------------------  ----------------------- ----------------------  ------------------------
Category 9
                                       0.750%                  0.000%                   0.250%
Less than or equal to
3.50 to 1.00
-----------------------------  ----------------------- ----------------------  ------------------------


         Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.04(b) and Section 5.04(c), respectively, for the period ended June 30, 2000, the Consolidated Leverage Ratio shall be deemed to be not lower than the Consolidated Leverage Ratio corresponding to Category 3 for purposes of determining the Applicable Percentage; provided, however, that (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by
Section 5.04(a) or (b) and Section 5.04(d), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

         "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise), other than any Asset Swap, by Citadel or any of its subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of the Borrower or any of the Subsidiaries (other than directors' qualifying shares) or (b) any other assets of Citadel or any of its subsidiaries (other than inventory, excess, damaged, obsolete or worn out assets and Permitted Investments, in each case disposed of in the ordinary course of business), provided that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $1,000,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

         "Asset Swap" shall mean any transfer of assets of the Borrower or any Subsidiary to any person other than an Affiliate of Citadel or its subsidiaries in exchange for assets of such person if such exchange would qualify, whether in part or in full, as a like-kind exchange pursuant to Section 1031 of the Code. Nothing in this definition shall require Citadel or its subsidiaries to elect that Section 1031 of the Code be applicable to any Asset Swap.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" shall mean a group of Loans of a single Type made, continued or converted on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

         "BPH Acquisition" shall mean the acquisition by the Borrower of substantially all of the assets, and the assumption of certain of the liabilities, of Broadcast Partners Holdings, L.P. and its subsidiaries for approximately $190,000,000.

         "Broadcasting Business" shall mean (a) the business of owning and/or operating a Station, including the operation of a Station pursuant to an LMA Agreement, (b) the sale of advertising time for a Station pursuant to a JS Agreement, (c) the business of owning and/or operating a Related Business and
(d) related ancillary activities.

         "Broadcast Market" shall mean each of the Stations of the Borrower serving a specific geographical area or market.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" shall mean, for any period and with respect to any person, all expenditures (other than any noncash expenses incurred in connection with any Trade Out Transactions) during such period by such person that would be classified as capital expenditures in accordance with GAAP, but excluding any such expenditure made (a) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or indemnification or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (b) with proceeds from the sale or exchange of property to the extent utilized to purchase functionally equivalent property or equipment or (c) as the purchase price of any Permitted Acquisition.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Caribou Acquisition" shall mean the acquisition by the Borrower of all of the general partnership interests in Caribou Communications Co. for approximately $60,000,000.

         "Caribou Seller Notes" shall mean any promissory notes due January 4, 2000 made by the Borrower in favor of CAT Communications, Inc. or Desert Communications III, Inc. to finance the Caribou Acquisition.

         "Certificate of Designation" shall mean the Certificate of Designation filed on July 1, 1997, as amended on July 2, 1997, by the Borrower with the Secretary of State of Nevada with respect to the Exchangeable Preferred Stock.

         A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Citadel; (b) a majority of the seats (other than vacant seats) on the board of directors of Citadel shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Citadel, nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to Citadel or the Borrower shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Citadel or the Borrower is a party; or (d) Citadel shall cease to own, directly or indirectly, 100% of the issued and outstanding voting Equity Interests of the Borrower.

         "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or Revolving Loans, and (b) any Commitment, refers to whether such Commitment is a Term Loan Commitment or a Revolving Credit Commitment.

         "CLI" shall mean Citadel License, Inc., a Nevada corporation and a wholly owned subsidiary of the Borrower.

         "Closing Date" shall mean December 17, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

         "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

         "Communications Act" shall mean the Communications Act of 1934 and the rules and regulations issued thereunder, as amended from time to time.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated December 1999.

         "Consolidated Cash Interest Expense" for any period shall mean the interest expense, to the extent paid or payable in cash, of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" for any period shall mean Consolidated Net Income for such period, to which shall be added back, to the extent deducted in calculating Consolidated Net Income for such period, (a) the Consolidated Interest Expense for such period, (b) all charges against income for Federal, state, local and foreign income taxes and assessments of the Borrower and its consolidated Subsidiaries for such period, (c) the aggregate depreciation expense of the Borrower and its consolidated Subsidiaries for such period, (d) losses from sales, transactions, exchanges and other dispositions of property not in the ordinary course of business, (e) the aggregate amortization expense of the Borrower and its consolidated Subsidiaries for such period, (f) noncash expenses during such period incurred in connection with Trade Out Transactions,
(g) noncash nonrecurring charges for such period and (h) noncash compensation, minus (i) revenue during such period in connection with Trade Out Transactions,
(ii) gains during such period from sales, transactions, exchanges and other dispositions of property not in the ordinary course of business and (iii) any noncash gain to the extent included in determining Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" for any period shall mean the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period, (c) all cash payments in respect of income taxes made during such period (net of any cash refund in respect of income taxes actually received during such period), (d) the scheduled principal amount of all amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of the Borrower and its Subsidiaries for such period and (e) the amount of cash dividends paid by the Borrower and its Subsidiaries during such period to persons other than the Borrower or a Subsidiary, all as determined on a consolidated basis in accordance with GAAP

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

         "Consolidated Interest Expense" for any period shall mean the total interest expense of the Borrower and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Leverage Ratio" shall mean, at any date of determination, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date. Solely for purposes of this definition, if at any time the Consolidated Leverage Ratio is being determined the Borrower or any Subsidiary shall have completed a Permitted Acquisition or an Asset Sale since the beginning of the relevant four fiscal quarter period, the Consolidated Leverage Ratio shall be determined on a pro forma basis as if such Permitted Acquisition or Asset Sale, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period and taking into account any identifiable cost savings documented to the reasonable satisfaction of the Administrative Agent.

         "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Subsidiary, and (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that person's assets are acquired by the Borrower or any of the Subsidiaries.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning assigned to such term in
Section 4.01.

         "Current Assets" shall mean, at any time, the consolidated current assets (other than cash and Permitted Investments) of the Borrower and its consolidated Subsidiaries.

         "Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its consolidated Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and (b) outstanding Revolving Loans.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Engagement Letter" shall mean the Engagement Letter dated December 10, 1999, between the Borrower and the Administrative Agent.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface, soils or subsurface strata, the workplace or any building, structure, facility or fixture or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases) or a threatened Release, (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) any non-compliance or alleged non-compliance with any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes and ordinances, and all orders, decrees, judgments, injunctions, notices or agreements which are binding on a Loan Party and issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

         "Equity Issuance" shall mean any issuance or sale by Citadel, the Borrower or any Subsidiary of any Equity Interests of Citadel, the Borrower or any Subsidiary, as applicable, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such Equity Interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to Citadel, the Borrower or any Subsidiary, (b) any issuance of directors' qualifying shares and (c) sales or issuances of common stock of Citadel to management or employees of Citadel, the Borrower or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the

Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of the Borrower and its consolidated Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by the Borrower and its consolidated Subsidiaries with respect to such fiscal year, (ii) cash interest paid (net of cash interest received) by the Borrower and its consolidated Subsidiaries during such fiscal year, (iii) Capital Expenditures made in cash in accordance with Section 6.08 during such fiscal year, except to the extent financed with the proceeds of Indebtedness, casualty proceeds or condemnation proceeds, (iv) permanent repayments of Indebtedness made by the Borrower and its consolidated Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, and (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year); provided that to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales shall be excluded from the calculation of Excess Cash Flow.

         "Exchange Indenture" shall mean the Indenture dated as of July 1, 1997, among the Borrower, CLI and The Bank of New York, as trustee, relating to the Exchangeable Debentures.

         "Exchangeable Debentures" shall mean any Exchangeable Debentures due 2009 issued in exchange for Exchangeable Preferred Stock.

         "Exchangeable Debt Instruments" shall mean the Exchange Indenture and the Exchangeable Debentures.

         "Exchangeable Preferred Stock" shall mean the 13-1/4% Series A Exchangeable Preferred Stock issued by the Borrower on July 1, 1997, any exchangeable preferred stock issued in exchange therefor pursuant to the Preferred Stock Registration Rights Agreement, and any exchangeable preferred stock issued by the Borrower as dividends thereon in accordance with the Certificate of Designation.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

         "Existing Loan Agreement" shall mean the Amended and Restated Loan Agreement dated as of July 3, 1997, as further amended, among the Borrower, CLI, the lenders from time to time party thereto, and FINOVA Capital Corporation, as agent.

         "Existing Letter of Credit" shall mean each Letter of Credit previously issued for the account of the Borrower that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1.01(a).

         "FCC" shall mean the Federal Communications Commission or any Governmental Authority succeeding to its functions.

         "FCC Licenses" shall mean the Licenses issued by the FCC.

         "Fees" shall mean the Commitment Fee, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

         "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Granting Lender" shall have the meaning assigned to such term in
Section 9.04(i).

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

         "Guarantors" shall mean Citadel and the Subsidiary Guarantors.

         "Hazardous Material" shall mean all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Incremental Facility Cutoff Date" shall mean December 17, 2002.

         "Incremental Revolving Facility Amount" shall mean, at any time, the lesser of (a) $100,000,000 and (b) the excess, if any, of (i) $300,000,000 over
(ii) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments established at or prior to such time pursuant to Section 2.24 and
(y) the aggregate increase in the Revolving Credit Commitments established prior to such time pursuant to Section 2.23.

         "Incremental Term Lender" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

         "Incremental Term Loan Amount" shall mean, at any time, the excess, if any, of (a) $300,000,000 over (b) the sum of (i) the aggregate increase in the Revolving Credit Commitments established at or prior to such time pursuant to
Section 2.23 and (ii) the aggregate amount of all Incremental Term Loan Commitments established prior to such time pursuant to Section 2.24.

         "Incremental Term Loan Assumption Agreement" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

         "Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.

         "Incremental Term Loans" shall mean Term Loans made by one or more Lenders to the Borrower pursuant to clause (b) of Section 2.01.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and (i) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrower, the Subsidiary Guarantors and the Collateral Agent.

         "Indentures" shall mean the Exchange Indenture, the 1997 Note Indenture and the 1998 Note Indenture.

         "Interest Payment Date" shall mean, (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

         "Interest Period" shall mean, as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months (or, with the consent of all Lenders participating in such Borrowing, 9 or 12 months) thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Internet Company" shall mean a business in which the majority of its revenues arise out of its activities selling goods and/or services over the internet.

         "Internet Trade Out Transaction" shall mean a Trade Out Transaction in which the Borrower or any Subsidiary exchanges unused and preemptible advertising time for Equity Interests or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such Equity Interests or such convertible or exchangeable obligations, of an ISP or any other Internet Company.

         "ISP" shall mean a business in which the majority of its revenues arise out of its activities as an internet service provider.

         "Issuing Bank" shall mean, as the context may require, (a) Credit Suisse First Boston, with respect to Letters of Credit issued by it, (b) Bank Boston, N.A., with respect to each Existing Letter of Credit, (c) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), with respect to Letters of Credit issued by such Lender or (d) collectively, all of the foregoing.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(c).

         "JS Agreement" shall mean an agreement in which (a) two or more licensees of Stations join to market air time or (b) a licensee of a Station sells air time to a broker.

         "L/C Commitment" shall mean, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

         "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(c).

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22 and any Existing Letter of Credit.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

         "Licenses" shall mean all licenses, permits, consents, approvals and authorities issued by any Governmental Authority that authorize a person to operate a Station.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Liggett Acquisition" shall mean the acquisition by the Borrower of substantially all of the assets of Liggett Broadcast, Inc. and certain of its affiliates for approximately $120,500,000.

         "LMA Agreement" shall mean a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a person, subject to customary preemption rights and other limitations, (a) obtains the right to sell at least a majority of the advertising inventory of a radio station of which another person is a licensee,
(b) obtains the right to exhibit programming and sell advertising time during a majority of the air time of a Station or (c) manages the selling operations of a Station with respect to at least a majority of the advertising inventory of such Station.

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents, each Incremental Term Loan Assumption Agreement and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loans" shall mean the Revolving Loans and the Term Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

         "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements of any one or more of Citadel and its subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Citadel or any subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Citadel or such subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Maturity Date" shall mean March 31, 2007, subject to extension as provided in Section 2.25.

         "Mortgaged Properties" shall mean (a) the owned real properties of the Borrower specified on Schedule 1.01(c) and (b) any other real property of any Loan Party that is subject to a Mortgage after the Closing Date pursuant to
Section 5.11.

         "Mortgages" shall mean the mortgages, deeds of trust, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(j) or pursuant to Section 5.11, each substantially in the form of Exhibit I.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and
(iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and the Subsidiaries within 330 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent that at least $5,000,000 of such proceeds are not so used or contractually committed to be used at the end of such 330-day period, at which time all such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith. Any "boot" or other nonlike-kind assets received in connection with an Asset Swap shall be considered proceeds from the sale of an asset.

         "1997 Note Indenture" shall mean the indenture dated as of July 1, 1997, among the Borrower, CLI and The Bank of New York, as trustee, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

         "1997 Notes Registration Rights Agreement" shall mean the Registration Rights Agreement entered into on July 1, 1997 among the Borrower, CLI and the initial purchasers of the 1997 Senior Subordinated Notes.

         "1997 Senior Subordinated Debt Instruments" shall mean the 1997 Senior Subordinated Notes, the 1997 Note Indenture and the 1997 Notes Registration Rights Agreement.

         "1997 Senior Subordinated Notes" shall mean the Borrower's 10-1/4% Senior Subordinated Notes due 2007 issued pursuant to the 1997 Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the 1997 Notes Registration Rights Agreement.

         "1998 Note Indenture" shall mean the indenture dated as of November 19, 1998, among the Borrower, CLI and The Bank of New York, as trustee, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement

         "1998 Notes Registration Rights Agreement" shall mean the Registration Rights Agreement entered into on November 19, 1998, among the Borrower, CLI and the initial purchasers of the 1998 Senior Subordinated Notes.

         "1998 Senior Subordinated Debt Instruments" shall mean the 1998 Senior Subordinated Notes, the 1998 Note Indenture and the 1998 Notes Registration Rights Agreement.

         "1998 Senior Subordinated Notes" shall mean the Borrower's 9-1/4% Senior Subordinated Notes due 2008 issued pursuant to the 1998 Note Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the 1998 Notes Registration Rights Agreement.

         "Notes Registration Rights Agreements" shall mean, collectively, the 1997 Notes Registration Rights Agreement and the 1998 Notes Registration Rights Agreement.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

         "Operating Agreement" shall mean any tower site lease, tower license, office lease, studio lease, equipment lease, network affiliation agreement, programming agreement, time brokerage agreement or other similar agreement relating to the operation of a Station.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit F, made by Citadel in favor of the Collateral Agent for the benefit of the Secured Parties.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Pending Acquisitions" shall mean those acquisitions listed on
Schedule 1.01(b).

         "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "Permitted Acquisition" shall have the meaning assigned to such term in
Section 6.04(c).

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit G, between the Borrower, Citadel, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Preferred Stock Registration Rights Agreement" shall mean the Preferred Stock Registration Rights Agreement entered into on July 1, 1997 among the Borrower, CLI and the initial purchasers of the Exchangeable Preferred Stock.

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

         "Pro Rata Term Percentage" of any Term Lender at any time shall mean a fraction (expressed as a percentage) (a) the numerator of which is equal to the sum of (i) the aggregate principal amount of the Term Loans of such Lender outstanding at such time and (ii) the unused and available Term Loan Commitment of such Lender at such time and (b) the denominator of which is the sum of (i) the aggregate outstanding principal amount of all Term Loans at such time and
(ii) the total unused and available Term Loan Commitments at such time.

         "Properties" shall have the meaning assigned to such term in
Section 3.17(a).

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Business" shall mean (a) any business ancillary to the ownership or operation of a Station or (b) any business that is an ISP or ancillary to the business of an ISP.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto, within or through the environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; (iii) resolve any non-compliance with Environmental Law or any Environmental Permit; or (iv) perform studies and investigations in connection with, or as a precondition to,
(i), (ii) or (iii) above.

         "Repayment Date" shall have the meaning given such term in
Section 2.11.

         "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments at such time.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04 and (c) increased from time to time pursuant to Section 2.23.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, among the Borrower, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "SPC" shall have the meaning assigned to such term in Section 9.04(i).

         "Station" shall mean a radio station operated to transmit over airwaves radio signals within a geographic area for the purpose of providing commercial broadcasting radio programming.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower.

         "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit E, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantor" shall mean each Subsidiary that is or becomes a party to a Subsidiary Guarantee Agreement.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Lender" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

         "Term Loan Availability Period" shall mean the period from and including the Closing Date to and including December 15, 2000.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Term Loan Commitments is $250,000,000. Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitments the term "Term Loan Commitments" shall include such Incremental Term Loan Commitment.

         "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan. Unless the context shall otherwise require, the term "Term Loans" shall include any Incremental Term Loans.

         "Total Debt" at any time shall mean the total Indebtedness of the Borrower and its Subsidiaries at such time (excluding Indebtedness of the type described in clause (h) of the definition of such term, except to the extent of any unreimbursed drawings thereunder).

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $150,000,000.

         "Trade Out Transaction" shall mean an exchange by the Borrower or any Subsidiary of advertising time for non-cash consideration, such as goods, services or program material.

         "Transactions" shall have the meaning assigned to such term in
Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         SECTION 1.03. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings may also be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                                   ARTICLE II

                                   THE CREDITS


         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Term Loans to the Borrower on no more than six occasions during the Term Loan Availability Period, in an aggregate principal amount not to exceed its Term Loan Commitment, (b) if such Lender has so committed pursuant to Section 2.24, to make Incremental Term Loans to the Borrower on or prior to the Incremental Facility Cutoff Date, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment, and (c) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 (except with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or
(ii) equal to the remaining available balance of the applicable Commitments.

         (b) Subject to Sections 2.08, 2.15 and 2.24(d), each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account or accounts designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         (f) If the applicable Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to
Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to

Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

         SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. EVIDENCE OF DEBT; REPAYMENT OF LOANS. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time on the daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

         (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Engagement Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the applicable Issuing Bank with respect to each Letter of Credit on the last Business Day of March, June, September and December of each year and on the Maturity Date, a fronting fee equal to 1/8 of 1% per annum on the aggregate outstanding face amount of such Letter of Credit and the standard issuance and drawing fees specified from time to time by such Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.

         SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments (other than any Incremental Term Loan Commitments) shall automatically terminate at 5:00 p.m., New York City time, on the last day of the Term Loan Availability Period. Unless terminated earlier pursuant to the applicable Incremental Term Loan Assumption Agreement, the Incremental Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Incremental Facility Cutoff Date. The Revolving Credit Commitments and the L/C Commitments shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on February 29, 2000, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that
(i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $10,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) If any prepayment of Term Loans would be required pursuant to
Section 2.13 but cannot be made because there are no Term Loans outstanding, or because the amount of the required prepayment exceeds the outstanding amount of Term Loans, then, on the date that such prepayment is required, the Revolving Credit Commitments shall be reduced by an aggregate amount equal to the amount of the required prepayment or the excess of such amount over the outstanding amount of Term Loans, as the case may be, on the day any such prepayment of Term Loans is, or would be, required by Section 2.13.

         (d) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

                  (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

         SECTION 2.11. REPAYMENT OF TERM BORROWINGS. (a) Subject to paragraph
(c) below, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding day (each a "Repayment Date") a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(f)) equal to the percentage set forth below for such date of the aggregate amount of the Term Loans outstanding on the Incremental Facility Cutoff Date:

                  Repayment Date                     Percentage
                  --------------                     ----------
                  March 31, 2003                     3.750%
                  June 30, 2003                      3.750%
                  September 30, 2003                 3.750%
                  December 31, 2003                  3.750%
                  March 31, 2004                     5.000%
                  June 30, 2004                      5.000%
                  September 30, 2004                 5.000%
                  December 31, 2004                  5.000%
                  March 31, 2005                     5.000%
                  June 30, 2005                      5.000%
                  September 30, 2005                 5.000%
                  December 31, 2005                  5.000%
                  March 31, 2006                     5.000%
                  June 30, 2006                      5.000%
                  September 30, 2006                 5.000%
                  December 31, 2006                  5.000%
                  March 31, 2007                     6.250%
                  June 30, 2007                      6.250%
                  September 30, 2007                 6.250%
                  December 31, 2007                  6.250%

         (b) Each payment of Term Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         (c) To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.13. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace all outstanding Letters of Credit and/or deposit an amount equal to the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess. Upon the reduction of the L/C Exposure on April 1, 2000 pursuant to Section 2.22(b), if and to the extent that the L/C Exposure exceeds $50,000,000 on such date, the Borrower shall cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

         (b) Not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans and/or permanently reduce the Revolving Credit Commitments in accordance with Section 2.13(f).

         (c) Following the termination of all Term Loan Commitments (other than any Incremental Term Loan Commitments) pursuant to Section 2.09, in the event and on each occasion that an Equity Issuance occurs, if the Consolidated Leverage Ratio as of the date of such Equity Issuance is greater than 5.00 to 1.00, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply the lesser of (i) 50% of the Net Cash Proceeds therefrom and (ii) the amount of such Net Cash Proceeds as shall be necessary to reduce the Consolidated Leverage Ratio as of such date to 5.00 to 1.00, to prepay outstanding Term Loans and/or permanently reduce the Revolving Credit Commitments in accordance with Section 2.13(f).

         (d) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2000, and (ii) the date on which the finan cial statements with respect to such period are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans and/or permanently reduce the Revolving Credit Commitments in accordance with Section 2.13(f) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended; provided, however, that such prepayment and/or reduction shall only apply if the Consolidated Leverage Ratio at the end of such year shall have been greater than
5.00 to 1.00.

         (e) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such

Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans and/or permanently reduce the Revolving Credit Commitments in accordance with Section 2.13(f); provided, however, that such prepayment and/or reduction shall only apply if the Consolidated Leverage Ratio as of the date of such issuance or disposition is greater than 5.00 to 1.00.

         (f) Amounts required to be used to prepay Term Loans and/or permanently reduce the Revolving Credit Commitments under this Agreement shall (i) be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11(a) until all such principal shall have been paid in full and (ii) thereafter, be applied to permanently reduce the Revolving Credit Commitments and, if necessary, prepay Revolving Loans and/or cash collateralize Letters of Credit to the extent the L/C Exposure would exceed the Total Revolving Credit Commitment after giving effect to any such reduction.

         (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment and/or reduction required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and/or reduction and (ii) to the extent practicable, at least three days prior written notice of such prepayment and/or reduction. Each notice of prepayment and/or reduction shall specify the date therefor, the Type of each Loan, if any, being prepaid and the principal amount of each Loan, if any, (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

         SECTION 2.14. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or such Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. CHANGE IN LEGALITY. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.17. PRO RATA TREATMENT. Except as required under Section 2.15, each Borrowing of any Class, each payment or prepayment of principal of any Borrowing of any Class, each payment of interest on the Loans of any Class, each payment of the Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments of such Class (or, if such Commitments shall have expired or been terminated, or with respect to payments of principal of and interest on the Term Loans, in accordance with the respective principal amounts of their outstanding Loans of such Class). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Citadel expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Citadel to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank,) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York 10010.

         (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.21. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to
Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Banks), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or Issuing Bank's claim for compensation under
Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to
Section 2.20, as the case may be, cease to cause such Lender or Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or Issuing Bank pursuant to paragraph (b) below), or if such Lender or Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under
Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or Issuing Bank shall request compensation under
Section 2.14, (ii) any Lender or Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank, pursuant to Section 2.20, then such Lender or Issuing Bank shall use reasonable efforts (which shall not require such Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. LETTERS OF CREDIT. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $75,000,000 prior to and including March 31, 2000, or exceed $50,000,000 thereafter and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Pro Rata

Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the applicable Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in each Existing Letter of Credit equal to such Revolving Credit Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Existing Letter of Credit, effective on the Closing Date. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

         (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's gross negligence or wilful misconduct whether in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or otherwise; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of an Issuing Bank.

         (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

         (i) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements for which they have not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such Lender.

         SECTION 2.23. INCREASE IN REVOLVING CREDIT COMMITMENTS. (a) The Borrower may, by written notice to the Administrative Agent from time to time, request that the Total Revolving Credit Commitment be increased by an amount not to exceed the Incremental Revolving Facility Amount at such time. Upon the approval of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Revolving Credit Lender. Such notice shall set forth the amount of the requested increase in the Total Revolving Credit Commitment (which shall be in minimum increments of $5,000,000 and a minimum amount of $20,000,000 or equal to the remaining Incremental Revolving Facility Amount) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Incremental Facility Cutoff Date), and shall offer each Revolving Credit Lender the opportunity to increase its Revolving Credit Commitment by its Pro Rata Percentage of the proposed increased amount. Each Revolving Credit Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Administrative Agent's notice, either agree to increase its Revolving Credit Commitment by all or a portion of the offered amount (each Revolving Credit Lender so agreeing being an "Increasing Revolving Lender") or decline to increase its Revolving Credit Commitment (and any Revolving Credit Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Revolving Credit Commitment) (each Revolving Credit Lender so declining or being deemed to have declined being a "Non-Increasing Revolving Lender"). In the event that, on the 10th day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Revolving Credit Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Credit Commitments by an aggregate amount less than the increase in the Total Revolving Credit Commitment requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an "Augmenting Revolving Lender"), which may include any Revolving Credit Lender, to extend Revolving Credit Commitments or increase their existing Revolving Credit Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Revolving Lender, if not already a Revolving Credit Lender hereunder, shall be subject to the approval of the Administrative Agent and the Issuing Banks (which approvals shall not be unreasonably withheld) and the Borrower and each Augmenting Revolving Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Revolving Credit Commitment and/or its status as a Revolving Credit Lender hereunder. Any increase in the Total Revolving Credit Commitment may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Revolving Lenders.

         (b) On the effective date (the "Increase Effective Date") of any increase in the Total Revolving Credit Commitment pursuant to this Section 2.23 (the "Commitment Increase"), (i) the aggregate principal amount of the Revolving Loans outstanding (the "Initial Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Revolving Lender and each Augmenting Revolving Lender that shall have been a Revolving Credit Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Revolving Credit Lender's Pro Rata Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Revolving Borrowings (as hereinafter defined) and (B) the product of (1) such Revolving Credit Lender's Pro Rata Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Revolving Lender that shall not have been a Revolving Credit Lender prior to the Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Revolving Lender's Pro Rata Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Revolving Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Revolving Lender's Pro Rata Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Revolving Lender's Pro Rata Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Revolving Borrowings, (v) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Revolving Credit Borrowings (the "Subsequent Revolving Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Revolving Lender, each Increasing Revolving Lender and each Augmenting Revolving Lender shall be deemed to hold its Pro Rata Percentage of each Subsequent Revolving Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Increasing Revolving Lender and each Non-Increasing Revolving Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

         (c) Notwithstanding the foregoing, no increase in the Total Revolving Credit Commitment (or in the Revolving Credit Commitment of any Revolving Credit Lender) or addition of a new Revolving Credit Lender shall become effective under this Section 2.23 unless, (i) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Revolving Credit Lenders) documents consistent with those delivered on the Effective Date under clauses (a) and (c) of Section 4.02 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase.

         SECTION 2.24. INCREASE IN TERM LOAN COMMITMENTS. (a) The Borrower may, by written notice to the Administrative Agent, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount. Upon the approval of such request by the Administrative Agent, the Administrative Agent shall deliver a copy thereof to each Term Lender. Such notice shall set forth the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $20,000,000 or equal to the remaining Incremental Term Loan Amount) and the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice), and shall offer each Term Lender the opportunity to make an Incremental Term Loan Commitment in an amount equal to its Pro Rata Term Percentage (without giving effect to the proposed Incremental Term Loan Commitments) of the proposed Incremental Term Loan Commitments. Each Term Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Administrative Agent's notice, either agree to accept an Incremental Term Loan Commitment in an amount equal to all or a portion of the offered amount or decline to accept an Incremental Term Loan Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Term Loan Commitment). In the event that, on the 10th day after the Administrative Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the Term Lenders shall have agreed pursuant to the preceding sentence to accept Incremental Term Loan Commitments by an aggregate amount less than the Incremental Term Loan Commitment requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an "Augmenting Term Lender"), which may include any Term Lender, to extend Incremental Term Loan Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Term Lender, if not already a Term Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Any Incremental Term Loan Commitment may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Term Lenders.

         (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence its Incremental Term Loan Commitment and/or its status as a Term Lender hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby.

         (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section
4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) documents consistent with those delivered on the Effective Date under clauses (a) and (c) of Section
4.02 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such Incremental Term Loan Commitment.

         (d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans, when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Eurodollar Term Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar Term Borrowing on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to
Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing then, subject to Section 2.07, the interest rate applicable to such Incremental Term Loan for the remainder of such Interest Period shall equal the Adjusted LIBO Rate for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Term Loan is made) plus the Applicable Percentage.

         SECTION 2.25. EXTENSION OF MATURITY DATE. If on March 31, 2007, (a) the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and
(b) the 1997 Senior Subordinated Notes shall have been paid in full, then the Maturity Date shall automatically be extended to December 31, 2007. The Administrative Agent shall promptly notify each Lender of any such extensions of the Maturity Date and will deliver to each Lender a copy of the certificate referred to in the preceding sentence.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of Citadel and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:

         SECTION 3.01. ORGANIZATION; POWERS. Each of Citadel, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Acquisition Agreements and each of the Loan Documents and the consummation of the transactions contemplated by the Acquisition Agreements and the Loan Documents (including, in the case of the Borrower, the borrowings hereunder) (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Citadel, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Citadel, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Citadel, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by Citadel and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and general equitable principles.

         SECTION 3.04. GOVERNMENTAL APPROVALS. Except as set forth on Schedule 3.04, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect.

         SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has delivered to the Lenders its consolidated balance sheets and statements of income, stockholder's equity and cash flows (i) as of and for the fiscal year ended December 31, 1998, audited by and accompanied by the opinion of KPMG Peat Marwick, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP.

         (b) The Borrower has delivered to the Lenders its unaudited pro forma consolidated balance sheet as of September 30, 1999, prepared giving effect to the Caribou Acquisition, the BPH Acquisition, the Liggett Acquisition and the Borrowings contemplated in connection with such acquisitions, as if they had occurred on such date. Such pro forma balance sheet has been prepared in good faith by the Borrower based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed in good faith by the Borrower on the Closing Date to be reasonable), is based on the best information available to the Borrower as of the Closing Date, accurately reflects all adjustments required to be made to give effect to the Caribou Acquisition, the BPH Acquisition, the Liggett Acquisition and the Borrowings contemplated in connection with such acquisitions, and presents fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date, assuming that the Caribou Acquisition, the BPH Acquisition, the Liggett Acquisition and the Borrowings contemplated in connection with such acquisitions, had actually occurred at such date.

         SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of Citadel, the Borrower and the Subsidiaries, taken as a whole, since December 31, 1998.

         SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Citadel, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of Citadel, the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Citadel, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Except as set forth on Schedule 3.07(c), neither Citadel nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

         (d) None of Citadel, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Properties or any interest therein.

         SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Citadel or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Citadel or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

         SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Citadel or the Borrower, threatened against or affecting Citadel or the Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) The Borrower has duly and timely filed all reports and other filings which are required to be filed under the Communications Act or any other applicable law, rule or regulation of any Governmental Authority, the non-filing of which could reasonably be expected to have a Material Adverse Effect. All information provided by or on behalf of the Borrower in any material filing with the FCC was, at the time of filing, true, complete and correct in all material respects when made, and the FCC has been notified of any substantial or significant changes in such information as may be required in accordance with applicable laws, rules and regulations.

         (c) None of Citadel, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including the Communications
Act), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. AGREEMENTS AND LICENSES. (a) None of Citadel, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) Schedule 3.10(b) sets forth as of the Closing Date all FCC Licenses which have been issued or assigned to CLI and which are being used by the Borrower, and all such FCC Licenses are in full force and effect, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) None of Citadel, the Borrower or any of the Subsidiaries has breached, or is in default in any manner under, any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument or License (including under any LMA

Agreement, JS Agreement, Operating Agreement or FCC License, where such breach or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of Citadel, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

         SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of Citadel, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. TAX RETURNS. Each of Citadel, the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Citadel, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

         SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Citadel or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

         SECTION 3.16. EMPLOYEE BENEFIT PLANS. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. As of the Closing Date, the Borrower and each of its ERISA Affiliates do not have any Plans or Multiemployer Plans that are "defined benefit plans" within the meaning of ERISA.

         SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in
Schedule 3.17:

         (a) The properties owned, leased or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, provided that the representations in this paragraph (b) shall be limited to the Borrower's knowledge with respect to the time periods during the last six years during which the Borrower did not own the Properties;

         (c) There have been no Releases or threatened Releases at, from, under or, to the Borrower's knowledge, proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

         (d) None of Citadel, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the properties formerly owned, leased or operated by the Borrower and the Subsidiaries (the "Former Properties") or the current or former operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters Citadel, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Citadel, the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

         (e) Hazardous Materials have not been transported from the Properties or Former Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties or Former Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral

(as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

         (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Borrower's right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

         SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a)
Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on
Schedule 3.20(a).

         (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property material to the business of the Borrower and leased by the Borrower or the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the real property set forth on Schedule 3.20(b).

         SECTION 3.21. LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Citadel, the Borrower or any Subsidiary pending or, to the knowledge of Citadel or the Borrower, threatened. The hours worked by and payments made to employees of Citadel, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Citadel, the Borrower or any Subsidiary, or for which any claim may be made against Citadel, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Citadel, the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Citadel, the Borrower or any Subsidiary is bound.

         SECTION 3.22. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each of Citadel and the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each of Citadel and the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of Citadel and the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of Citadel and the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.23. YEAR 2000. All disclosures contained in Citadel's Form 10-Q filed on November 12, 1999 under the caption "Year 2000 Matters" do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements were made, and such statements continue to be true and correct as of the Closing Date (except to the extent that any additional compliance or remediation has occurred since such filing).

         SECTION 3.24. RANKING. The Obligations constitute "Specified Senior Debt" under and as defined in each Indenture.


                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, including on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b).

         (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Citadel on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02. FIRST CREDIT EVENT.  On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of each of Eckert Seamans Cherin & Mellott, LLC, special counsel for Citadel, the Borrower and CLI, and Lionel Sawyer & Collins, Nevada counsel for Citadel, the Borrower and CLI, substantially to the effect set forth in Exhibit J-1 and Exhibit J-2, respectively, (A) dated the Closing Date, (B) addressed to the Issuing Banks, the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Citadel, the Borrower and CLI hereby request such counsel to deliver such opinions.

                  (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Banks and to the Administrative Agent, in their commercially reasonable judgment.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
         (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Banks or the Administrative Agent may reasonably request.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all of the outstanding capital stock of the Subsidiaries and all of the outstanding common stock of the Borrower shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent .

                  (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.02) described in such agreement shall have been delivered to the Collateral Agent.

                  (h) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower.

                  (j)(i) Each of the Mortgages and the other Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.02,
         (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(d) (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

                  (k) Each of the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                  (l) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent, provided, however, that with respect to any flood insurance required by Section 5.02, the Borrower shall have 30 days following the Closing Date to provide copies of such insurance policies.

                  (m) The Lenders shall be satisfied as to the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

                  (n) All principal, premium, if any, interest, fees and other amounts due and owing under the Existing Loan Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof released, and the Agent shall have received reasonably satisfactory evidence thereof, and after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans and Letters of Credit hereunder and (ii) the Indebtedness listed on Schedule 6.01.

                  (o) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, in each case to the extent failure to obtain such consent or approval will or is reasonably likely to have a Material Adverse Effect and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (p) The Administrative Agent shall have received a copy of each Acquisition Agreement, including all amendments thereto, which agreements shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (q) The Administrative Agent shall have received the financial statements required by Section 3.05.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS


         Each of Citadel and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Citadel and the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. INSURANCE. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

         (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims that is in each case customary with companies of similar size in the same or similar businesses, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

         (e) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

         SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants set forth in Sections 6.09, 6.10, and 6.11, and (iii) in the case of a certificate delivered with the financial statements required by paragraph (a) above, demonstrating compliance with the covenant set forth in Section 6.08 and setting forth the Borrower's calculation of Excess Cash Flow;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) promptly after the receipt thereof by Citadel or the Borrower or any of their respective subsidiaries, but in no event later than June 30 of any year, a copy of any "management letter" received by any such person from its certified public accountants and the management's response thereto;

                  (f) not later than January 1 of each year, a business plan for such year setting forth in reasonable detail the projected operations budget of each Broadcast Market and ISP of the Borrower for such year;

                  (g) each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause
         (a) above, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section; and

                  (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Citadel, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent, each Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

         SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (in the case of any Lender, at such Lender's own cost) to visit and inspect the financial records and the properties of Citadel, the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Citadel, the Borrower or any Subsidiary with the officers thereof and independent accountants therefor, provided that reasonable notice shall be given to the applicable Loan Party prior to any visit and inspection and such visit and inspection shall not result in a material disruption of such Loan Party's conduct of business.

         SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of Citadel, the Borrower or any Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 5.10. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

         SECTION 5.11. FURTHER ASSURANCES. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Borrower and its Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         (b) With respect to any property which becomes Mortgaged Property after the Closing Date, cause local counsel to promptly deliver to the Administrative Agent, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of local counsel substantially to the effect set forth in Exhibit J-3, (A) addressed to the Issuing Banks, the Administrative Agent, the Collateral Agent and the Lenders and (B) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request.

         SECTION 5.12. INTEREST RATE PROTECTION. As promptly as practicable, and in any event within 90 days after the Closing Date, enter into Hedging Agreements, with counterparties and on terms and conditions reasonably satisfactory to the Administrative Agent, pursuant to which the interest rate is fixed with respect to a notional amount equal to at least 50% of the sum of (a) the Term Loans and (b) the 1997 Senior Subordinated Notes, the 1998 Senior Subordinated Notes and any additional long-term Indebtedness of Citadel, the Borrower or any Subsidiary permitted hereunder that has a fixed interest rate and is outstanding on such date, provided that at the time of calculation of such amount, there will be no requirement to enter into Hedging Agreements pursuant to this Section 5.12 if the amount required to be hedged shall be less than $25,000,000. On the Closing Date, the amount required to be hedged pursuant to this Section 5.12, without giving effect to the proviso, is $0.


                                   ARTICLE VI

                               NEGATIVE COVENANTS


         Each of Citadel and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Citadel nor the Borrower will, nor will they cause or permit any Subsidiaries to:

         SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01, and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, the weighted average life to maturity of such Indebtedness is not decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms not less favorable to the Lenders than the terms of the original Indebtedness and the original obligors in respect of such Indebtedness remain the only obligors thereon;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) Indebtedness of the Borrower constituting Exchange Debentures issued in exchange for the Exchangeable Preferred Stock pursuant to the terms of the Exchange Indenture; provided that Exchangeable Debentures shall not be issued unless no Event of Default will exist after giving effect to such issuance (giving pro forma effect to such issuance (i) in the case of the Consolidated Leverage Ratio, on the last day of the most recent period of four consecutive fiscal quarters for which there has been delivered to the Administrative Agent the financial statements required pursuant to
         Section 5.04(a) or (b) and

         (ii) in the case of the Consolidated Fixed Charge Ratio and Consolidated Interest Coverage Ratio, on the first day of the most recent period of four consecutive fiscal quarters for which there has been delivered to the Administrative Agent the financial statements required pursuant to Section 5.04(a) or (b).

                  (d) Indebtedness evidenced by Capital Lease Obligations to the extent permitted pursuant to Section 6.08 or secured by Liens permitted by Section 6.02(h); provided that in no event shall the aggregate principal amount of the Indebtedness permitted by this paragraph (d) exceed $2,000,000 at any time outstanding;

                  (e) unsecured Indebtedness assumed by the Borrower in connection with any Permitted Acquisition in an aggregate amount not at any time in excess of $10,000,000; provided that such Indebtedness existed at the time of such Permitted Acquisition and was not created in connection therewith or in contemplation thereof;

                  (f) prior to January 11, 2000, the Caribou Seller Notes in an amount not to exceed $60,000,000; and

                  (g) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not at any time in excess of $5,000,000.

         SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

                  (b) any Lien created under the Loan Documents;

                  (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

                  (i) Liens arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII and constitutes an Event of Default thereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal of or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceeding for review, provided that the Borrower shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award; and

                  (j) Liens of any seller which is a party to a proposed acquisition by the Borrower with respect to any escrow deposits to be maintained in connection with such proposed Acquisition; and

                  (k) Liens (other than Liens securing Indebtedness for money borrowed), provided that such Liens do not secure obligations in excess of $1,000,000 at any one time.

         SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless any Asset Sale, Indebtedness or Liens resulting therefrom would be permitted under Sections 6.05, 6.01 and 6.02, respectively.

         SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments by the Borrower existing on the date hereof in the capital stock of the Subsidiaries;

                  (b) Permitted Investments;

                  (c) the Borrower may acquire all or substantially all the assets of a person or line of business of such person, or not less than 100% of the Equity Interests of a person (such person being referred to herein as an "Acquired Entity"); provided that (i) the acquisition is of a Related Business or of one or more Stations; (ii) simultaneously with the consummation of any such acquisition, the applicable FCC Licenses shall be transferred to the Borrower or CLI; (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing or shall exist; (B) the Borrower would be in compliance with the covenants set forth in Sections 6.09, 6.10 and 6.11 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b) have been delivered or for which comparable financial statements have been filed with the Securities and Exchange Commission, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(c) occurring after such period) as if such transaction had occurred as of the first day of such period; (iv) the Acquired Entity shall not be subject to any material pending litigation or material contingent liabilities; and (v) if the Acquired Entity is an ISP, the aggregate consideration for such acquisition (regardless of the form of payment and including any assumed Indebtedness), together with the aggregate consideration for all such other acquisitions of ISPs during the term of this Agreement, shall not exceed $10,000,000 (any acquisition meeting all the criteria of this Section 6.04 being referred to herein as a "Permitted Acquisition"). All pro forma calculations required to be made pursuant to this Section 6.04(c) shall (i) include only those adjustments that (A) would be permitted or required by Article 11 of Regulation S-X of the Securities Act of 1933, as amended, and (B) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (ii) be certified to by a Financial Officer as having been prepared in good faith based upon reasonable assumptions;

                  (d) Hedging Agreements required by Section 5.12 and permitted by Section 6.14;

                  (e) the Borrower and the Subsidiaries may consummate the Pending Acquisitions on substantially the terms provided for in the Acquisition Agreements as in effect on the Closing Date;

                  (f) loans and advances in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 to management and other employees of Citadel, the Borrower or any Subsidiary, provided that such loans or advances to any one person shall not exceed $50,000 in an aggregate principal amount at any time outstanding;

                  (g) the Borrower and the Subsidiaries may acquire investments in ISPs and Internet Companies in connection with Internet Trade Out Transactions permitted by Section 6.15;

                  (h) the Borrower may establish Subsidiaries to the extent permitted by Section 6.13; and

                  (i) other investments in an aggregate amount not to exceed $2,000,000 at any time outstanding.

         SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets of the Borrower (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly owned Subsidiary(including CLI) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration of the Borrower and (C) the Borrower and its Subsidiaries may make Permitted Acquisitions.

         (b) Engage in any Asset Sale not otherwise prohibited by Section 6.05(a) unless all of the following conditions are met: (i) the consideration received is at least equal to the fair market value of the assets sold; (ii) at least 80% of the consideration received is cash or cash equivalents; and (iii) to the extent applicable, the Net Cash Proceeds of such Asset Sale are applied as required by Section 2.13(b).

         (c) Engage in any Asset Swap not otherwise prohibited by Section 6.05(a) unless all of the following conditions are met: (i) such exchange complies with the definition of Asset Swap, (ii) if the fair market value of the assets transferred exceeds $1,000,000 but is less than $25,000,000, the board of directors of the Borrower approves such exchange, (iii) if the fair market value of the assets transferred exceeds $25,000,000, the board of directors of the Borrower approves such exchange and the Borrower secures an appraisal given by an unaffiliated third party in form and substance reasonably satisfactory to the Administrative Agent, (iv) the fair market value of any property or assets received is at least equal to the fair market value of the property or assets so transferred and (v) to the extent applicable, any "boot" or other assets received by the Borrower or any Subsidiary complies with the requirements of paragraph (b) above and the Net Cash Proceeds of such boot or other assets are applied as required by Section 2.13(b).

         SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose; provided, however, that any Subsidiary may declare and pay dividends or make other distributions to the Borrower. Notwithstanding the foregoing, the Borrower and/or Citadel may make any of the following dividends or distributions:

                  (i) (A) the Borrower may pay cash dividends on or after July 1, 2002, with respect to the Exchangeable Preferred Stock so long as
         (x) no Default shall have occurred and be continuing or would result therefrom and (y) the Consolidated Leverage Ratio shall be less than
         5.00 to 1.00 and (B) the Borrower may exchange Exchangeable Preferred Stock for Exchangeable Debentures, to the extent permitted in Section 6.01(c);

                  (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), Citadel may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability, retirement or termination of employment of employees, officers or directors of Citadel or any of its subsidiaries; provided that (A) all amounts used to effect such repurchases are obtained by Citadel from a substantially concurrent issuance of its common stock (or options to purchase such common stock) to other employees, members of management, executive officers or directors of Citadel or any of its subsidiaries or (B) to the extent the proceeds used to effect any repurchase pursuant to this clause (B) are not obtained as described in preceding clause (A), the aggregate amount of such repurchases made by Citadel pursuant to this paragraph (ii) (exclusive of amounts paid as described pursuant to preceding clause (A)) shall not exceed $1,000,000 in any fiscal year of Citadel;

                  (iii) the Borrower may pay cash dividends to Citadel (A) for the purpose of paying, so long as all proceeds thereof are promptly used by Citadel to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses), provided that the aggregate amount of dividends paid by the Borrower pursuant to this clause (iii)(A) shall not exceed $500,000 in any fiscal year of Citadel and (B) for the purpose of repurchasing, so long as all proceeds thereof are promptly used by Citadel to repurchase, the common stock of Citadel as permitted by clause (ii) above, provided that the aggregate amount of dividends paid by the Borrower pursuant to this clause (iii)(B) shall not exceed $1,000,000 in any fiscal year of Citadel;

                  (iv) the Borrower may pay cash dividends to Citadel for the purpose of paying, so long as all proceeds thereof are promptly used by Citadel to pay, franchise taxes and Federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Citadel; provided, however, that the amount of any such payment shall not exceed the amount of taxes that the Borrower would have been liable for on a stand-alone basis; provided further, however, that any refund shall be promptly returned by Citadel to the Borrower; and

                  (v) the Borrower may pay dividends-in-kind to the holders of its Exchangeable Preferred Stock on the terms, and subject to the conditions, contained in the Certificate of Designation.

         (b) Permit its subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such subsidiary. The foregoing limitations will not apply to restrictions (i) in effect on the Closing Date, (ii) relating to Indebtedness of a Subsidiary and existing at the time it became a Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Borrower or any Subsidiary or (iii) which result from the refinancing of Indebtedness incurred pursuant to an agreement referred to in the immediately preceding clause (i) or (ii) above, provided that such restriction is no less favorable to the Lenders than those under the agreement evidencing the Indebtedness so refinanced.

         SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.08. CAPITAL EXPENDITURES. Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries, taken as a whole, (a) in the fiscal year ending December 31, 2000, to exceed $10,000,000 and (b) in any fiscal year thereafter to exceed 7.5% of Consolidated EBITDA; provided, however, that the amount of Capital Expenditures in any fiscal year commencing after December 31, 2000, permitted to be incurred shall be increased by an amount equal to the amount of unused Capital Expenditures permitted to be incurred pursuant to this covenant for the immediately preceding fiscal year (without giving effect to this proviso).

         SECTION 6.09. CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended during any period set forth below to be less than the amount set forth opposite such period below:

                  Period                                   Ratio
                  ------                                   -----
January 1, 2000 through March 31, 2000                     1.50x
April 1, 2000 through June 30, 2000                        1.50x
July 1, 2000 through September 30, 2000                    1.50x
October 1, 2000 through December 31, 2000                  1.50x
January 1, 2001 through March 31, 2001                     1.75x
April 1, 2001 through June 30, 2001                        1.75x
July 1, 2001 through September 30, 2001                    1.75x
October 1, 2001 through December 31, 2001                  2.00x
January 1, 2002 through March 31, 2002                     2.00x
April 1, 2002 through June 30, 2002                        2.25x
July 1, 2002 through September 30, 2002                    2.25x
Thereafter                                                 2.50x

                  SECTION 6.10. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, to be less than
1.25 to 1.00.

                  SECTION 6.11. MAXIMUM CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:


Period                                                     Ratio
------                                                     -----
January 1, 2000 through March 31, 2000                     7.25x
April 1, 2000 through June 30, 2000                        7.00x
July 1, 2000 through September 30, 2000                    6.75x
October 1, 2000 through December 31, 2000                  6.50x
January 1, 2001 through March 31, 2001                     6.25x
April 1, 2001 through June 30, 2001                        6.00x
July 1, 2001 through September 30, 2001                    6.00x
October 1, 2001 through December 31, 2001                  5.75x
January 1, 2002 through March 31, 2002                     5.50x
April 1, 2002 through June 30, 2002                        5.25x
July 1, 2002 through September 30, 2002                    5.00x
October 1, 2002 through December 31, 2002                  4.50x
Thereafter                                                 4.00x

                  SECTION 6.12. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC. (a) Amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders, (b) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any 1997 Senior Subordinated Notes, 1998 Senior Subordinated Notes or Exchangeable Debentures (c) amend or modify, or permit the amendment or modification of, any 1997 Senior Subordinated Debt Instruments, 1998 Senior Subordinated Debt Instruments or Exchangeable Debt Instruments other than amendments or modifications which do not in any way adversely affect the interests of the Lenders, (d) amend or modify, or permit the amendment or modification of, any of the Acquisition Agreements or any tax sharing agreement, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders, or (e) amend, modify or change its Certificate of Incorporation (including by the filing or modification of any certificate of designation) or By-laws, or any agreement entered into by it, with respect to its Equity Interests (including the Certificate of Designation and any shareholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes pursuant to this clause (e) or any such new agreements pursuant to this clause (e) which do not in any way materially adversely affect the interests of the Lenders; provided that (i) nothing in this Section 6.12 shall prohibit the Borrower from refinancing any Indebtedness to the extent permitted by Section 6.01(a), (ii) nothing in this clause (e) shall prevent the Borrower or any of its Subsidiaries from amending its Certificate of Incorporation or Bylaws to provide indemnification to any officer or director of the Borrower or any such Subsidiary to the maximum extent permitted by the law of its jurisdiction of incorporation and (iii) nothing in this Section 6.11 shall be construed to prohibit the merger of CLI into the Borrower.

                  SECTION 6.13. LIMITATION ON CREATION OF SUBSIDIARIES. Establish or create any additional Subsidiaries; provided that a Borrower may establish or create one or more Subsidiaries so long as (a) 100% of the Equity Interests of such Subsidiary is owned by the Borrower or a wholly owned Subsidiary, (b) such Equity Interests are upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement (except that not more than 65% of the voting Equity Interests of any Foreign Subsidiary owned by a Loan Party shall be required to be so pledged) and (c) upon the creation or establishment of any such new Subsidiary such Subsidiary becomes a party to the applicable Security Documents in accordance with Section 5.11 and the other Loan Documents.

                  SECTION 6.14. HEDGING AGREEMENTS. Enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.12 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.15. INTERNET TRADE OUT TRANSACTIONS. Engage in any Internet Trade Out Transaction to the extent the value of all advertising time exchanged by the Borrower and the Subsidiaries in connection therewith would exceed $50,000,000 during the term of this Agreement.

                  SECTION 6.16. BUSINESS OF CITADEL, BORROWER AND SUBSIDIARIES.
(a) In the case of the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the Broadcasting Business and Related Businesses.

                  (b) In the case of Citadel, engage in any business or business activity other than its ownership of the common Equity Interests of the Borrower and activities incidental thereto.

                  SECTION 6.17. FISCAL YEAR. With respect to the Borrower or Citadel, change its fiscal year end to a date other than December 31.



                                   ARTICLE VII

                                EVENTS OF DEFAULT


                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in any Loan Document or in connection with the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by Citadel, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by Citadel, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

                  (f) Citadel, the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or
(ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material

Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Material Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of Citadel, the Borrower or any Subsidiary, or of a substantial part of the property or assets of Citadel, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Citadel, the Borrower or any Subsidiary or for a substantial part of the property or assets of Citadel, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Citadel, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) Citadel, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Citadel, the Borrower or any Subsidiary or for a substantial part of the property or assets of Citadel, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage pursuant to a writing reasonably satisfactory to the Administrative Agent) shall be rendered against Citadel, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Citadel, the Borrower or any Subsidiary to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000;

                  (k) any Guarantee under any Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under its Guarantee Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

                  (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

                  (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Citadel or the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Citadel or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the


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                                                                              74










Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

                  Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the

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same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Citadel, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender agrees (a) to reimburse the Agents and the Issuing Banks, on demand, in the amount of its pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of any expenses incurred for the benefit of the Lenders by the Agents or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and each Issuing Bank and each of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or Issuing Bank or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent, an Issuing Bank or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or Issuing Bank or any of its directors, officers, employees or agents. For purposes of this Section, a Lender's "pro rata share" shall be determined based upon its share of the sum (without duplication) of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at the time.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  The Documentation Agents shall have no rights, powers, obligations, liabilities, responsibilities or duties under this Agreement other than those applicable to each as a Lender. Without limiting the foregoing sentence, the Documentation Agents shall not have, or be deemed to have, any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Documentation Agents in deciding to enter into this Agreement or in taking or not taking any action hereunder.




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                                   ARTICLE IX

                                  MISCELLANEOUS


                  SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

                           (a) if to the Borrower or Citadel, to it at City
                  Center West, 7201 West Lake Mead Boulevard, Suite 400, Las Vegas, Nevada 89128 , Attention of Donna L. Heffner (Fax No.
                  (702) 804-5936);

                           (b) if to the Administrative Agent, to Credit Suisse
                  First Boston, Eleven Madison Avenue, New York, New York 10010, Attention of Jessica Totarum (Fax No. (212) 325-8304), with a copy to Credit Suisse First Boston, at Eleven Madison Avenue, New York, New York 10010, Attention of Rupal Hirwe (Fax No.
                  (212) 325-8304); and

                           (c) if to a Lender, to it at its address (or fax
                  number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                  SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower or Citadel herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

                  SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower, Citadel and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the


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signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Citadel, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of such Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Banks) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld); provided, however, that the consent of the Borrower shall not be required to any such assignment during the continuance of any Event of Default described in paragraphs (b), (c), (f), (g) or (h) of Article VII, and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16,
2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and


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                                                                              78










Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Banks. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of the Borrower, the Issuing Banks or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information that has not previously been disclosed in a document that is available to the public, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement, including to any Federal Reserve Bank, to secure extensions of credit to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

                  (j) Neither Citadel nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Banks and each Lender, and any attempted assignment without such consent shall be null and void.

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                  SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower and
Citadel agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Banks in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the allocated cost of internal counsel) for the Administrative Agent, the Collateral Agent or any Lender.


                  (b) The Borrower and Citadel agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees (including the allocated cost of internal counsel), charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any actual or alleged presence or Release of Hazardous Materials on, at or under any Properties or Former Properties, or any Environmental Claim related in any way to the Borrower or the Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Citadel against any of and all the obligations of the Borrower or Citadel now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under


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this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Citadel in any case shall entitle the Borrower or Citadel to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Citadel and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or such Issuing Bank.



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                  SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding
anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Engagement Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as


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                                                                              83










provided in Section 9.03. Delivery of an executed signature page to this Agreement by fax transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of Citadel and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Citadel or their respective properties in the courts of any jurisdiction.

                  (b) Each of Citadel and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. CONFIDENTIALITY. The Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) in accordance with its customary practices the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to a potential assignee or participant of such Lender or any direct or indirect contractual counterparty in any swap agreement relating to the Loans or such potential assignee's or participant's or counterparty's advisors who need to know such Information (provided that any such potential assignee or participant or counterparty shall, and shall use commercially reasonable efforts to cause its advisors to, keep confidential all such Information on the terms set forth in this Section 9.16), (c) to the extent requested by any regulatory authority, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or Citadel. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender based on any of the foregoing) and that are received from the Borrower or Citadel and related to the Borrower or Citadel, any shareholder of the Borrower or Citadel or any employee, customer or supplier of the Borrower or Citadel, other than any of the foregoing that have been previously disclosed in a document that is available to the public. The provisions of this Section 9.16 shall remain operative and in full force and effect for three years after the expiration of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             CITADEL BROADCASTING COMPANY,

                             by /s/ Donna L. Heffner
                               ------------------------------------------------
                                Name:  Donna L. Heffner
                                Title: Vice President

                             CITADEL COMMUNICATIONS
                             CORPORATION,

                             by /s/ Donna L. Heffner
                               ------------------------------------------------
                                Name: Donna L. Heffner
                                Title: Vice President


                             CREDIT SUISSE FIRST BOSTON, individually and as Administrative Agent, Collateral Agent, and Issuing Bank,

                             by /s/ Julia P. Kingsbury
                               ------------------------------------------------
                                Name: Julia P. Kingsbury
                                Title: Vice President

                             by /s/ Jeffrey B. Ulmer
                               ------------------------------------------------
                                Name: Jeffrey B. Ulmer
                                Title: Vice President

                             BANK OF AMERICA, N.A.,


                             by /s/ R. Drake
                               ------------------------------------------------
                                Name: R. Drake
                                Title:

                             BANK OF MONTREAL,


                             by /s/ Yvonne Bos
                               ------------------------------------------------
                                Name: Yvonne Bos
                                Title: Senior Vice President

                             THE BANK OF NEW YORK,


                             by /s/ Geoffrey C. Brooks
                               ------------------------------------------------
                                Name: Geoffrey C. Brooks
                                Title: Vice President

                             BANK OF NOVA SCOTIA,


                             by /s/ Ian A. Hodgart
                               ------------------------------------------------
                                Name: Ian A. Hodgart
                                Title: Authorized Signatory

                             THE CHASE MANHATTAN BANK,


                             by /s/ Joan M. Fitzgibbon
                               ------------------------------------------------
                                Name: Joan M. Fitzgibbon
                                Title: Managing Director

                             COMPAGNIE FINANCIERE DE CIC ET DE
                             L'UNION EUROPEENNE,


                             by /s/ Anthony Rock
                               ------------------------------------------------
                                Name: Anthony Rock
                                Title: Vice President

                             by /s/ Marcus Edward
                               ------------------------------------------------
                                Name: Marcus Edward
                                Title: Vice President

                             FINOVA CAPITAL CORPORATION,


                             by /s/ Jeffrey S. Kilrea
                               ------------------------------------------------
                                Name: Jeffrey S. Kilrea
                                Title: Senior Vice President

                             FIRST UNION NATIONAL BANK,


                             by /s/ Jeffrey M. Graci
                               ------------------------------------------------
                                Name: Jeffrey M. Graci
                                Title: Vice President

                             FLEET NATIONAL BANK,


                             by /s/ Srbui Seferian
                               ------------------------------------------------
                                Name: Srbui Seferian
                                Title: Banking Officer